SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): October 9, 1994

CORNING INCORPORATED
(Exact name of registrant as specified in its charter)

New York                          1-3247                   16-0393470
(State or other jurisdiction      (Commission              (I.R.S. Employer
of incorporation)                  File Number)            Identification No.)

One Riverfront Plaza, Corning, New York           14831
(Address of principal executive offices)          Zip Code

Registrant's telephone number, including area code: (607) 974-9000

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Item 2. Acquisition or Disposition of Assets.

On October 9, 1994 pursuant to the terms of an Acquisition
Agreement and Plan of Reorganization dated as of September 8, 1994 (the "Agreement") between Corning Incorporated, the holders of all of the outstanding shares of beneficial interest of Moran Research Labs, a Massachusetts business trust doing business as Bioran Medical Laboratory ("Bioran"), J. Richard Fennell, Ph.D., as trustee of Bioran, and S.A. Fennell Limited Partnership,
Corning completed the previously announced acquisition in a tax-free transaction of all of the outstanding shares of beneficial interest of Bioran in exchange for 5,960,970 shares of Corning Common Stock, $.50 par value, as set forth in the Agreement.

On October 11, 1994 Bioran was merged with and into Corning
Bioran Inc., a wholly owned subsidiary of Bioran. Corning anticipates contributing Corning Bioran Inc. to the capital of Corning Life Sciences Inc., a wholly owned subsidiary of Corning, in the near future.

Bioran Corning Inc., with operations in Massachusetts, New Hampshire, Rhode Island and Vermont, specializes in clinical laboratory testing for hospitals and physicians utilizing highly automated laboratory technology which provides both extensive routine and esoteric testing in all areas of the clinical laboratory.

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Item 7. Financial Statements and Exhibits.
Financial Statements:

The submission of Bioran's audited financial statements within the 15-day period as required by the Securities Exchange Act of 1934 is impracticable. Corning expects to file the required financial information as an amendment to this 8-KA no later than December 23, 1994.

Exhibits:
(2) Acquisition Agreement and Plan of Reorganization dated
September 8, 1994 between Corning Incorporated; Moran Research Labs, doing business as Bioran Medical Laboratory; J. Richard Fennell, Ph.D., as trustee of Bioran Medical Laboratory; Susan E. Khoury Irrevocable Trust; Linda M. Shea Irrevocable Trust; Kathleen M. Fennell Irrevocable
Trust; Patricia A. McEachern Irrevocable Trust; and S.A. Fennell
Limited Partnership.

(99) The Registrant's press release of October 10, 1994.
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SIGNATURES

Pursuant to the requirements of the Securities and Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: October 24, 1994           By: /s/ M. Ann Gosnell
                                     M. Ann Gosnell
                                     Assistant Secretary
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CORNING INCORPORATED
Index to Exhibits

Exhibit                 Description

2 Acquisition Agreement and Plan of Reorganization dated September 8, 1994 between Corning Incorporated; Moran Research Labs, doing business as Bioran Medical laboratory; J. Richard Fennell, Ph.D., as trustee of Bioran Medical Laboratory; Susan E. Khoury Irrevocable Trust; Linda M. Shea Irrevocable Trust; Kathleen M. Fennell Irrevocable Trust; Patricia A. McEachern Irrevocable Trust; and S.A. Fennell Limited Partnership.

99                      The Registrant's press release of October 10,
                        1994.